Exhibit 10.1 (b)




                              AMENDMENT NO. 6 TO
                         LOAN AND SECURITY AGREEMENT


     This Amendment No.6 to Loan and Security Agreement (this "Amendment"), is entered into as of this 30th day of May, 1997, by and between FACTORY 2-U, INC., an Arizona corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                WITNESSETH:


     WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1995, as amended by (i) an Amendment No.1 to Loan and Security Agreement and Waiver dated as of April 1$, 1996, (ii) an Amendment No.2 to Loan and Security Agreement and Waiver dated as of April22, 1996, (iii) an Amendment No.3 to Loan and Security Agreement and Waiver dated July 10, 1996, (iv) an Amendment No.4 to Loan and Security Agreement and Waiver dated December31, I996E and (v) an Amendment No.5 to Loan and Security Agreement and Waiver dated April 23, 1997 (as so amended, the "Loan Agreement") that evidences a loan from Lender to Borrower: and

     WHEREAS, Borrower has asked Lender to modify the Loan Agreement in accordance with the terms of and subject to the conditions contained in, this Amendment and Lender is willing so to amend the Loan Agreement, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these recitals, contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

     1. Definitions. Unless otherwise defined in this Amendment, all terms used herein, which are defined in the Loan Agreement, have the same set forth in the Loan Agreement.

     2. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

     2.1 Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "1.1 Total Facility, Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.


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     shall have  occurred  and be  continuing,  Lender  shall,  upon  Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the 'Total Facility') set forth on the schedule hereto (the 'Schedule'), subject to deduction of reserves as Lender deems proper from time to time in exercise of its reasonable credit judgment, which reserves may include, upon and during the continuance of an Event of Default, accrued interest and other reserves as Lender deems proper. The foregoing notwithstanding, in the event based upon the results of Lender's audit1 Lender concludes that Borrower's existing Inventory Shrinkage Reserve is inadequate, Lender shall have the right to increase the amount of Inventory Shrinkage Reserve in such amount as Lender, in its sole discretion deems appropriate. The amount of such reserve shall reduce Borrower's borrowing availability under the Inventory Loans. The Schedule is an integral part of this Agreement and all references to 'herein', 'herewith' and words of similar import shall for all purposes be deemed to include the Schedule."

     2.2. That section of the Schedule entitled "TOTAL FACILITY (Section 1.1)" is hereby amended by deleting the amount of "$10,000,000", and substituting in its place the amount of "$15,000,000".

     2.3. That section of the Schedule to the Loan Agreement entitled "LOANS (Section 1.2)" is hereby amended to read in its entirety as follows:

     "Revolving Loans: A revolving line of credit consisting of loans against Borrower's Eligible Inventory ('Inventory Loans') in an aggregate outstanding principal amount not to exceed the lesser of:

     (a) Fifteen Million Dollars ($15,000,000); or

     (b) the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis (and after reserving for Inventory shrinkage in amounts determined by Lender from time to time in its sole discretion)."

     2.4. The following portions of that section of the Schedule to the Loan Agreement entitled "INTEREST AND FEES (Section 3.1)" are hereby amended to read in their entirety as follows:

     "Interest. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of three-quarters of one percent (0.750%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its 'base rate' (or any successor thereto), which may


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     not be such institution's  lowest rate (the 'Base Rate'). The interest rate chargeable hereunder shah be increased or decreased, as the case may he, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month.

     Collateral Monitoring Fee. On the Closing Date and on the first day or each month thereafter, commencing on December 1, 1 995, Borrower shall pay to Lender a collateral monitoring fee of Five Thousand Dollars ($5,000) which shall be deemed fully earned at the time of each payment. The foregoing notwithstanding, the Collateral Monitoring Fee shall be prorated as of the Sixth Amendment Effective Date and no Collateral Monitoring Fee shall be due and payable for the balance of the term of the Loan Agreement, commencing on the Sixth Amendment Effective Date.

     Unused Line Fee. Borrower shall pay to Lender an unused line fee equal to one-half of one percent (0.50%) (the "Unused Line Fee") on the difference, calculated for each calendar month, between the Total Facility and the average daily outstanding principal balance of all advances thereunder during such month, payable on the first day of the immediately succeeding month: provided however, that on and after the Sixth Amendment Effective Date, the Unused Line Fee will be equal to one-quarter of one percent (0+250%) on the difference, calculated for each calendar month, between $10,500,000 and the average daily outstanding principal balance of all advances under the Total Facility during such month, payable on the first day of the immediately succeeding month. The Unused Line Fee shall be deemed fully earned as of the first day of each month,"

     2.5. The following new Section 5.4 is hereby added to read in its entirety as follows:

     "5.4 Annual Appraisal. From time to time, Borrower shall furnish to Lender, within forty-five (45) days of Lender's written request, a current appraisal of Borrower's Inventory valuing the Inventory at the lower of costs or market on a first-in first-out basis and prepared by an appraiser satisfactory to Lender in its sole discretion, Lender shall have the right to reduce the Advance Rate to a percentage acceptable to Lender in the event Lender, in the exercise of its sole judgment, is not satisfied with the results of the foregoing inventory appraisal."


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     2.6.  That section of the  Schedule to the Loan  Agreement  entitled  "TERM
(Section 16.1)" is hereby amended to read in its entirety as follows:

     "The initial term of this Agreement shall end on November 10, 1999 (the 'Initial Term') and shall be automatically renewed at the discretion of Lender for successive periods of one (1) year each (each, a 'Renewal Term'), unless earlier terminated as provided herein. The foregoing notwithstanding, this Agreement shall terminate and the Obligations shall be due and payable in full upon a termination by General Textiles or Lender of the GenTex Loan Agreement."

     2.7. Section [6.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "16.4 Early Termination: Termination Fee. In addition to the procedure set forth in Section 16.2, Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice and prepay the Obligations. Upon any such early termination by Borrower, any termination of this Agreement by Lender upon the occurrence of an Event of Default or any termination of this Agreement as a result of a termination of the GenTex Loan Agreement, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee (the 'Termination Fee') in an amount equal to the amount shown on the Schedule. The Termination Fee shall be presumed to be the amount of damages sustained by Lender as a result of the early termination, and Borrower agrees that because it is difficult to calculate such damages, the Termination Fee provided for herein is reasonable under the circumstances Borrower shall be entitled to a credit against the Termination Fee for any termination fees paid to Lender by General Textiles under the GenTex Loan Agreement."

     2.8.  That  section  of  the  Schedule  to  the  Loan  Agreement   entitled
"TERMINATION FEE (Section 16.4)" is hereby amended to read in its entirety as follows:

     "The 'Termination Fee' provided in Section 16.4 shall be an amount equal to Thirty Thousand Dollars ($30,000.00) multiplied by the number of full or partial calendar months between the effective date of such termination and November 10, 1998."

     2.9. That subsection of that Section of the Schedule to the Loan Agreement entitled "NEGATIVE COVENANTS (Section 14)", which subsection is entitled "Capital Expenditures", is hereby amended in its entirety to read as follows:

"Capital Expenditures.

Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower during any fiscal year would exceed Five Hundred Thousand Dollars ($500,000); provided, however, that before the aggregate amount of Capital Expenditures incurred by Borrower and by General Textiles during any fiscal year of Borrower exceeds the amount of Three Million Dollars ($3,000,000), Borrower shall establish Availability of not less than Three Hundred Thousand Dollars ($300,000) and shall maintain such Availability for remaining portion of such fiscal year The Availability required to be maintained by Borrower pursuant to this subsection shall be in addition to any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents."

     2.11. Section 18 of the Loan Agreement is hereby amended by adding the following new definitions in their respective alphabetical order:

     "'Advance Rate' means an amount equal to sixty-five percent (65.0%).

     "'Availability'  means the positive difference obtained by subtracting from
(a) the then maximum amount  available for borrowing under the Inventory  Loans,
(b) the aggregate outstanding and unpaid balance of the Inventory Loans and any reserves that Lender is entitled to establish pursuant to the Loan Agreement."

     "'GenTex Loan Agreement' means that certain Loan and Security Agreement by and between General Textiles and Lender dated as of October 14, 1993, as previously or hereafter from time to time amended, modified, supplemented, restated or renewed."

     "'Sixth Amendment Effective Date' means June 2, 1997."

     "'Unused Line Fee' has the meaning set forth in the Schedule."


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     2.12 As an additional covenant under the Loan Agreement. Borrower shall use its best efforts to obtain landlord Consents from the lessors of each of the locations in which Inventory or Equipment is located, in a form acceptable to Lender.

     2.13. All references to the "Loan Documents" shall be deemed to refer to any such Loan Documents as the same may he amended as of the Six Amendment Effective Date, or as the same may be subsequently modified, amended, renewed or restated.

     3. Fees. In consideration of Lender's agreement to enter into this Amendment and to the modification to the Loan Documents described herein, Borrower agrees to pay, on or before the Sixth Amendment Effective Date, the amount of $37,600 (ie., 1/3 of $112,800) in consideration of Lender's agreement to increase the amount of Borrower's line of credit for Loans (the "Fee"), of which the amount of $18,750 (i.e., 1/3 of $56,250) has been previously paid by Borrower to Lender and is hereby credited against the amount of the Fee. Borrower and Lender acknowledge that Lender may withhold the Fee from the proceeds of the Total Facility, to the extent the Fee is not paid prior to disbursement thereof.

     4. Conditions Precedent. This Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender prior to June 1, 1997:

     (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, alt of which shall be properly completed, executed and otherwise satisfactory to Lender:

     (i) This Amendment;

     (ii) Consent of Guarantor in the form attached hereto;

     (iii) Such acknowledgments and consents deemed necessary by Lender;

     (iv)  A  corporate   resolution  of  Borrower  approving  the  transactions
contemplated hereby to which it is a party;

     (v)  A  corporate   resolution  of  Guarantor  approving  the  transactions
contemplated hereby to which it is a party;

     (vi) An opinion from Borrower's and Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require; and

     (vii) Such other items as Lender may require.

     (b) Lender and General Textiles shall have executed an Amendment No.9 to the GenTex Loan Agreement and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment.

     (c) If requested by Lender, in its sole discretion, Borrower shall, at its expense, cause a "Phase 1" environmental audit to be conducted on any or all of its distribution centers or retail stores. Such audit(s) shall include, at Lender's sole discretion, core samplings and/or borings if such further investigation is indicated by the results of the applicable Phase 1 audit. Such audit(s) shall he conducted by an environmental engineer acceptable to Lender in its solo discretion and the standards for conducting, form of reporting and results of any and all such audits must be acceptable to Lender in its sole discretion.

     (d) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

     (e) All the representations and warranties of the Loan Panics in the Loan Documents shall be true and Correct, in all material respects, before and after giving effect to the making of this Amendment.

     (f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of; closing of and disbursement of the advances pursuant to this Amendment which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

     (g) Borrower shall have paid the Fee.

     (h) There has occurred no material adverse change in the business, operations, profits or prospects of' Borrower or on the condition of Borrower's assets from and after February 2, 1997.

     5. Landlord's Consent. Borrower shall use its best efforts to obtain a Landlord Consent from the lessor of Borrower's Warehouse facility on Ruffin Road in San Diego, California, in a form acceptable to Lender.


     6. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

     7. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

     8. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

     9 Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents,


     10. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

     11. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

     12. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

     13. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

     14. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

FINOVA CAPITAL CORPORATION, a Delaware corporation

By:
Name:  Pete Martinez
Title:     Vice President


FACTORY 2-U, INC., an Arizona corporation

By:
Name:  William W. Mowbray
Title:     President and Chief Executive Officer

CONSENT OF GUARANTOR

     The undersigned (Guarantor") hereby executes this Consent for the purpose of(i) evidencing Guarantor's consent to the execution and performance of Amendment No. 6 to Loan and Security Agreement (the "Sixth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii> evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Sixth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Sixth Amendment, and (iv) ratifying and affirming all terms and provisions of' the Guaranty Agreement Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

     Guarantor agrees that it has no defense, counterclaim, of cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

     IN WITNESS WHEREOF, the undersigned has hereunto execute Consent as of this 10th day of June, 1997,

FAMILY BARGAIN CORPORATION, a Delaware corporation


By:
Name: William W. Mowbray
Title:    President and Chief Executive Officer